Exhibit 99.1

VYNE Reports First Quarter 2024 Financial Results and Provides Business Update
•Design of Phase 2b trial for VYN201 in nonsegmental vitiligo finalized and on track to begin this quarter
•Phase 2b trial expected to enroll approximately 160 subjects with either active or stable nonsegmental vitiligo and will evaluate VYN201 gel in 1%, 2% and 3% concentrations compared to vehicle for 24 weeks, followed by a 28-week active treatment extension
•IND clearance received for oral BD2-selective BET inhibitor, VYN202; anticipate first healthy volunteers to be dosed in Phase 1a SAD/MAD trial this quarter

BRIDGEWATER, N.J., May 9, 2024 -- VYNE Therapeutics Inc. (Nasdaq: VYNE) (“VYNE” or the “Company”), a clinical-stage biopharmaceutical company focused on developing proprietary, innovative and differentiated therapies for the treatment of immuno-inflammatory conditions, today announced financial results as of and for the three months ended March 31, 2024 and provided a business update.

“During the first quarter, we made steady progress in advancing our VYN201 program toward a Phase 2b trial," said David Domzalski, President and CEO of VYNE. "We are rapidly activating clinical trial sites and expect to dose the first subject in the trial this quarter. In addition, we recently received IND clearance for our VYN202 program to proceed and expect to dose the first healthy volunteers in our Phase 1a trial this quarter. We look forward to updating our stakeholders on our progress in the coming months."

Recent Pipeline Updates

VYN201, a locally-administered pan-BD BET inhibitor:
•VYNE expects to enroll the first vitiligo subject in the Phase 2b trial for VYN201 this quarter. The Phase 2b trial will enroll subjects with either active or stable nonsegmental vitiligo and will be a randomized, double-blind, vehicle-controlled trial evaluating the efficacy, safety and pharmacokinetics of once-daily VYN201 gel in three dose cohorts (1%, 2% and 3% concentrations) compared to vehicle for 24 weeks. Subjects will be randomized at 1:1:1:1 ratio. Following the 24-week treatment period, subjects in the vehicle group will be equally re-randomized to receive VYN201 1%, 2% or 3% gel for an additional 28 weeks. VYNE expects to enroll approximately 40 subjects in each arm and to report top-line results from the 24-week double-blind portion of the trial in mid-2025.

VYN202, an oral small molecule BD2-selective BET inhibitor:
•VYNE's Investigational New Drug application for VYN202 was recently cleared by the U.S. Food & Drug Administration, and VYNE expects to dose the first healthy volunteers in the Phase 1a single ascending dose/multiple ascending dose ("SAD/MAD") trial this quarter. VYNE expects to report top-line results from the SAD/MAD trial in the second half of this year. If the Phase 1a trial is successfully completed, VYNE plans to initiate Phase 1b trials in subjects with moderate-to-severe plaque psoriasis and moderate-to-severe adult-onset rheumatoid arthritis, with top-line results anticipated in the second half of 2025.

Upcoming Conference Participation

•2024 Society for Investigative Dermatology Annual Meeting - Dr. Iain Stuart, Chief Scientific Officer of VYNE, will present preclinical and Phase 1b data for VYN201 in vitiligo. The conference is being held on May 15-18, 2024 in Dallas, Texas.
Financial Results as of and for the First Quarter Ended March 31, 2024

Cash position. As of March 31, 2024, VYNE had cash, cash equivalents, restricted cash and marketable securities of $86.0 million. VYNE believes its cash, cash equivalents, restricted cash and marketable securities as of March 31, 2024 will be sufficient to fund its operations through the end of 2025. See Note 1 to VYNE’s unaudited interim condensed consolidated financial statements included in VYNE’s Quarterly Report on Form 10-Q filed today for additional discussion on liquidity and capital resources.
Revenues. Revenues totaled $0.1 million for each of the three months ended March 31, 2024 and 2023, consisting of royalty revenue from the Company's royalty agreement with LEO Pharma, to whom VYNE previously licensed the rights to Finacea foam.

Research and development expenses. VYNE’s research and development expenses for the quarter ended March 31, 2024 were $3.7 million, representing an increase of $1.0 million, or 35.6%, compared to $2.7 million for the quarter ended March 31, 2023. The increase was primarily driven by preparatory activities for the Phase 1 trials for VYN202 and Phase 2b trial for VYN201 of $0.7 million and $0.3 million, respectively.
General and administrative expenses. VYNE’s general and administrative expenses for the quarter ended March 31, 2024 were $3.8 million, representing an increase of $0.5 million, or 16.4%, compared to $3.2 million for the quarter ended March 31, 2023. The increase was primarily driven by $0.3 million of consulting and professional fees and $0.2 million of employee-related expenses.
Net loss. Net loss and net loss per share for the quarter ended March 31, 2024 were $6.2 million and $0.15, respectively, compared to a net loss and net loss per share of $5.6 million and $1.74, respectively for the comparable period in 2023.

About VYNE Therapeutics Inc.

VYNE’s mission is to improve the lives of patients by developing proprietary, innovative and differentiated therapies for the treatment of immuno-inflammatory conditions. The Company’s unique and proprietary bromodomain & extra-terminal (BET) domain inhibitors, which comprise its InhiBET™ platform, include a locally administered pan-BD BET inhibitor (VYN201) and an orally available BD2-selective BET inhibitor (VYN202) that were licensed from Tay Therapeutics Limited.

For more information about VYNE Therapeutics Inc. or its product candidates, visit www.vynetherapeutics.com. VYNE may use its website to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor VYNE’s website in addition to following its press releases, filings with the U.S. Securities and Exchange Commission, public conference calls, and webcasts.

Investor Relations:
John Fraunces
LifeSci Advisors, LLC
917-355-2395
jfraunces@lifesciadvisors.com

Tyler Zeronda
VYNE Therapeutics Inc.
908-458-9106
Tyler.Zeronda@VYNEtx.com

Cautionary Statement Regarding Forward-Looking Statements
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding future clinical trials for VYN201 and VYN202, the expected timing for reporting top-line results from those trials, and VYNE’s projected cash runway, and other statements regarding the future expectations, plans and prospects of VYNE. All statements in this press release which are not historical facts are forward-looking statements. Any forward-looking statements are based on VYNE’s current knowledge and its present beliefs and expectations regarding possible future events and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those set forth or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: VYNE’s ability to successfully develop its product candidates; the timing of commencement of future preclinical studies and clinical trials; VYNE’s ability to complete and receive favorable results from clinical trials of its product candidates; VYNE’s ability to obtain additional funding, either through equity or debt financing transactions or collaboration arrangements; and VYNE’s ability to comply with various regulations applicable to its business. For a discussion of other risks and uncertainties, and other important factors, any of which could cause VYNE’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in VYNE’s Annual Report on Form 10-K for the year ended December 31, 2023, and VYNE’s other filings from time to time with the U.S. Securities and Exchange Commission. Although VYNE believes these forward-looking statements are reasonable, they speak only as of the date of this announcement and VYNE undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Given these risks and uncertainties, you should not rely upon forward-looking statements as predictions of future events.

VYNE THERAPEUTICS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands, except share and per share data)
(Unaudited)

	March 31	December 31
	2024	2023
Assets
Current Assets:
Cash and cash equivalents	$19,065	$30,620
Restricted cash	54	54
Investment in marketable securities	66,885	62,633
Prepaid and other expenses	4,219	2,656
Total Current Assets	90,223	95,963
Non-current Assets:
Operating lease right-of-use assets	180	207
Non-current prepaid expenses and other assets	1,273	1,515
Total Non-current Assets	1,453	1,722
Total Assets	$91,676	$97,685

Liabilities and Stockholders’ Equity
Current Liabilities:
Trade payables	$2,795	$1,659
Accrued expenses	3,642	4,119
Employee related obligations	376	1,645
Operating lease liabilities	117	115
Total Current Liabilities	6,930	7,538
Long-term Liabilities:
Non-current operating lease liabilities	63	99
Other liabilities	1,313	1,313
Total Long-term Liabilities	1,376	1,412
Total Liabilities	8,306	8,950

Commitments and Contingencies

Stockholders' Equity:
Preferred stock: $0.0001 par value; 20,000,000 shares authorized at March 31, 2024 and December 31, 2023, respectively; no shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	—	—
Common stock: $0.0001 par value; 150,000,000 shares authorized at March 31, 2024 and December 31, 2023; 14,301,688 and 14,098,888 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	1	1
Additional paid-in capital	781,024	780,044
Accumulated other comprehensive (loss) income	(70)	26
Accumulated deficit	(697,585)	(691,336)
Total Stockholders' Equity	83,370	88,735
Total Liabilities and Stockholders’ Equity	$91,676	$97,685

VYNE THERAPEUTICS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(U.S. dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenues
Royalty revenues	$98	$99
Total Revenues	98	99

Operating Expenses:
Research and development	3,708	2,734
General and administrative	3,770	3,240
Total Operating Expenses	7,478	5,974
Operating Loss	(7,380)	(5,875)
Other income, net	1,139	263
Loss from continuing operations before income taxes	(6,241)	(5,612)
Income tax expense	—	—
Loss from continuing operations	(6,241)	$(5,612)
Loss from discontinued operations, net of income taxes	(8)	(10)
Net Loss	$(6,249)	$(5,622)

Loss per share from continuing operations, basic and diluted	$(0.15)	$(1.74)
Loss per share from discontinued operations, basic and diluted	$0.00	$0.00
Loss per share, basic and diluted	$(0.15)	$(1.74)

Weighted average shares outstanding - basic and diluted	42,581	3,255

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